Exhibit 10.1

EXECUTION VERSION

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

by and between

U.S. ENERGY CORP.

and

MT. EMMONS MINING COMPANY

Dated as of February 11, 2016

i

Disclosure Schedules

Exhibit A – Certificate of Designations of Series A Convertible Preferred Stock

Exhibit B – Form of Investor Rights Agreement

ii

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated and effective as of February 11, 2016 (the “Effective Date”), is entered into by and between U.S. Energy Corp., a Wyoming corporation (the “Company”), and Mt. Emmons Mining Company, a Delaware corporation (“Purchaser”). The Company and Purchaser are hereinafter at times referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, 50,000 shares (the “Shares”) of the Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”).

WHEREAS, contemporaneous with the execution of this Agreement, the Parties have entered into an Acquisition Agreement (the “Acquisition Agreement”) pursuant to which, among other things and subject to the terms and conditions therein and herein, Purchaser has agreed (at the Company’s request) to accept the transfer of the property and rights specified therein, including the Project (as defined therein), and to replace the Company as the permittee and operator of the WTP (as defined therein).

WHEREAS, the Company has offered the Preferred Stock to Purchaser in order to induce Purchaser to enter into the Acquisition Agreement and, subject to the terms and conditions set forth therein and herein, accept the transfer from the Company of the property and rights specified therein, including the Project, and replace the Company as the permittee and operator of the WTP.

WHEREAS, subject to the terms and conditions set forth in this Agreement and in the Acquisition Agreement, the sale of the Shares by the Company to Purchaser shall be made in exchange for Purchaser’s payment of $500 to the Company and Purchaser’s acceptance of the transfer of the property and rights specified in the Acquisition Agreement, including the Mine, and Purchaser’s replacement of the Company as the permittee and operator of the WTP.

WHEREAS, the board of directors of the Company (the “Board of Directors”) has determined that the transactions contemplated by this Agreement and the other Transaction Documents (defined below) are in the best interests of the Company and its shareholders and creditors and that the consideration to be received for the Shares is adequate, has approved the transactions contemplated by this Agreement and the other Transaction Documents, and has approved the issuance of the Shares and Conversion Shares (defined below) for purposes of Section 17-18-104 of the Wyoming Management Stability Act.

WHEREAS, the sole director of Purchaser has determined that the transactions contemplated by this Agreement and the other Transaction Documents are in the best interests of Purchaser and its shareholder and has approved the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1           Definitions. Initially capitalized terms used in this Agreement shall have the meanings assigned to them in this Section 1.1 or the applicable Section referenced in Section 1.2, unless the context otherwise indicates:

“Affiliate” shall have the meaning set forth in the Acquisition Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated June 24, 2015, by and among the Company, Purchaser, Freeport Minerals Corporation and Cyprus Amax Minerals Company.

“Contracts” shall have the meaning set forth in the Acquisition Agreement.

“Disclosure Schedules” means the Disclosure Schedules attached hereto.

“Environmental Laws” shall have the meaning set forth in the Acquisition Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” shall have the meaning set forth in the Acquisition Agreement.

“Hazardous Materials” shall have the meaning set forth in the Acquisition Agreement.

“Investor Rights Agreement” means the Investor Rights Agreement by and between the Company and Purchaser, a form of which is attached as Exhibit B hereto.

“Knowledge of the Company” shall have the meaning set forth in the Acquisition Agreement.

“Laws” shall have the meaning set forth in the Acquisition Agreement.

“Lien” shall have the meaning set forth in the Acquisition Agreement.

“NASDAQ” means the NASDAQ Capital Market.

“Order” shall have the meaning set forth in the Acquisition Agreement.

“Permits” shall have the meaning set forth in the Acquisition Agreement.

“Permitted Lien” shall have the meaning set forth in the Acquisition Agreement.

“Person” shall have the meaning set forth in the Acquisition Agreement.

“Proceeding” shall have the meaning set forth in the Acquisition Agreement.

“Purchased Assets” shall have the meaning set forth in the Acquisition Agreement.

“Securities” means the Shares and the Conversion Shares.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1 and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Transaction Documents” means this Agreement, the Investor Rights Agreement, the Certificate of Designations, the Acquisition Agreement, all exhibits and schedules to such documents and any other documents or agreements executed in connection with the transactions contemplated by such documents.

“Transfer Agent” means Computershare Trust Company, Inc., the current transfer agent of the Company, with a mailing address 350 Indiana Street, Suite 800, Golden, Colorado 80401, and any successor transfer agent of the Company.

Section 1.2           Other Defined Terms. In addition, each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acquisition Agreement	Preamble
Agreement	Preamble
Action	3.10
Board of Directors	Preamble
Certificate of Designations	2.1
Company	Preamble
Company Reserve Reports	3.14
Company Stock Plan	3.26
Conversion Shares	2.1
Closing	2.3
Effective Date	Preamble
Evaluation Date	3.16
GAAP	3.8
Material Adverse Effect	3.2
Parties	Preamble
Party	Preamble
Preferred Stock	Preamble
Purchaser	Preamble
Report Preparer	3.14
Required Approvals	3.5
Rule 144	5.2
SEC Reports	3.8
Securities Act	Preamble
Shares	Preamble
Stock Award	3.26

Section 1.3           Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any initially capitalized terms used in any exhibit, annex or schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person.

ARTICLE II
PURCHASE AND SALE

Section 2.1           Authorization of Shares. The Company has authorized (a) the sale and issuance to Purchaser of the Shares, and (b) the issuance of shares of Common Stock to be issued upon conversion of the Shares (the “Conversion Shares”). Upon issuance of the Preferred Stock, the Preferred Stock and the Common Stock shall have the rights, preferences, privileges and restrictions set forth in the Restated Articles of Incorporation of the Company, as amended by the Certificate of Designations in the form attached hereto as Exhibit A (the “Certificate of Designations”), which the Company shall file with the Secretary of State of Wyoming prior to the Closing.

Section 2.2           Purchase and Sale. Upon the terms and subject to the conditions set forth herein, at the Closing, the Company hereby agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, the Shares in exchange for $500 and Purchaser’s performance of its obligations under the Acquisition Agreement, including accepting the Purchased Assets and replacing the Company as the permittee and operator of the WTP.

Section 2.3           Closing. The closing of the sale and purchase of the Shares (the “Closing”) shall occur at the offices of Hogan Lovells US LLP in Denver, Colorado on the date hereof contemporaneously with the execution and delivery of this Agreement and the Acquisition Agreement.

Section 2.4           Deliveries.

(a)          At the Closing, the Company shall deliver or cause to be delivered to Purchaser the following:

(i)          the Investor Rights Agreement duly executed by the Company;

(ii)         a certificate representing the Shares (in the form approved by the Board of Directors and prepared and executed in compliance with the Wyoming Business Corporation Act and the Corporation’s Restated Articles of Incorporation and Bylaws), registered in the name of Purchaser;

(iii)        a certified copy of evidence of filing of the Certificate of Designations with the Secretary of State of Wyoming;

(iv)        written evidence of the approval by NASDAQ of the Listing of Additional Shares Notification Form related to the Conversion Shares; and

(v)         a certificate of the Secretary of the Company certifying as complete and accurate as of the Closing and having attached thereto (A) the Company’s Restated Articles of Incorporation (including the Certificate of Designations) as in effect on the Effective Date, (B) the Company’s bylaws as in effect on the Effective Date, (C) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby and the other Transaction Documents and duly authorizing and reserving for issuance the Conversion Shares, and (D) good standing certificates with respect to the Company from the applicable authority(ies) in Wyoming and any other jurisdiction in which the Company is qualified to do business, dated as of the Effective Date or a recent date before the Effective Date, and certifying to the incumbency and signatures of the Company’s officers executing the Transaction Documents.

(b)          At the Closing, Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

(i)          the Investor Rights Agreement duly executed by Purchaser;

(ii)         $500 in immediately available funds; and

(iii)        a certificate of the Secretary of Purchaser certifying all requisite resolutions or actions of Purchaser’s board of directors approving the execution and delivery of this Agreement and the Acquisition Agreement and the transactions contemplated hereby and thereby, and certifying to the incumbency and signatures of the officers of Purchaser executing this Agreement and the Acquisition Agreement and any other document relating to the transactions contemplated hereby and thereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company represents and warrants as of the date hereof and as of the Closing to Purchaser as follows (unless as of a specific date therein):

Section 3.1           Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

Section 3.2           Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, has not resulted in and could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, cash flow, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 3.3           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 3.4           No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as has not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

Section 3.5           Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Governmental Entity or other Person in connection with the execution, delivery and performance by the Company of this Agreement, the Investor Rights Agreement and the Certificate of Designations, other than: (i) the listing application to be filed with NASDAQ pursuant to Section 2.4(a)(iv), (ii) disclosures required to be made under the Exchange Act as contemplated by Section 6.5, and (iii) the filing of the Certificate of Designations with the Secretary of State of Wyoming (collectively, the “Required Approvals”).

Section 3.6           Issuance of the Securities. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than any restrictions on transfer under federal or state securities laws and as set forth in Article V. The Conversion Shares, when issued in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable, free and clear of all Liens other than any restrictions on transfer under federal or state securities laws and as set forth in Article V.

Section 3.7           Capitalization.

(a)          The authorized capital stock of the Company consists of an unlimited number of shares of Common Stock and 100,000 shares of preferred stock, par value $0.01 per share, of which 50,000 have been designated as Series P Preferred Stock. As of the date of this Agreement, there were 28,233,068 shares of Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding. Since the date of this Agreement until the Closing, no additional shares of Common Stock or other securities will have been issued other than the issuance of shares of Common Stock upon the exercise or settlement of Stock Awards under a Company Stock Plan as disclosed herein. All of the outstanding shares of capital stock of the Company are, and all Securities which may be issued as contemplated or permitted by the Transaction Documents will be, when issued, duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. No Subsidiary of the Company owns any shares of capital stock of the Company.

(b)          As of the date of this Agreement, 66,667 shares of restricted stock had been granted to an officer of the Company and such shares are excluded from issued and outstanding shares of Common Stock, and 2,343,022 shares of Common Stock were authorized for and subject to issuance upon exercise of outstanding stock options (of which 2,227,355 were exercisable). There are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Stock Award as a result of the transactions contemplated by the Transaction Documents. Other than the Stock Awards, there are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock of the Company or any Subsidiary, (ii) options, warrants or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company or any Subsidiary or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company or any Subsidiary, in each case that have been issued by the Company or any Subsidiary. All outstanding shares of Common Stock, all outstanding Stock Awards, and all outstanding shares of capital stock, voting securities or other ownership interests in any Subsidiary of the Company, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(c)          There are no outstanding Contracts requiring the Company or any Subsidiary to repurchase, redeem or otherwise acquire any capital stock of the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to any voting agreement or shareholders agreement with respect to any capital stock of the Company or any Subsidiary and to the Knowledge of the Company there are no such agreements between or among any of the Company’s shareholders.

(d)          No bonds, debentures, notes or other indebtedness issued by the Company or any Subsidiary (i) having the right to vote on any matters on which shareholders, members or equityholders of the Company or any Subsidiary may vote (or which is convertible into, or exchangeable for, securities having such right), or (ii) the value of which is directly based upon or derived from the capital stock, voting securities or other ownership interests of the Company or any Subsidiary, are issued or outstanding.

Section 3.8           SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act for the two years preceding the date of this Agreement, and will file such documents through the Closing (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received or will receive a valid extension of such time of filing and has filed or will file any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied or will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained or will contain any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except to the extent superseded by subsequently filed SEC Reports filed prior to January 1, 2016). The financial statements of the Company included in the SEC Reports comply or will comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been or will be prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present or will fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 3.9           Material Changes; Undisclosed Events, Liabilities or Developments. Since December 31, 2014, except as specifically disclosed in an SEC Report filed after December 31, 2014 and prior to January 1, 2016: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; and (ii) the Company and its Subsidiaries have not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s consolidated financial statements pursuant to GAAP or disclosed in filings made with the Commission.

Section 3.10         Litigation. Except as disclosed in Schedule 3.10, there is no Proceeding pending or, to the Knowledge of the Company, threatened against, related to or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, or Governmental Entity (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and, to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act. Neither the Company nor any of its Subsidiaries is subject to any proceeding or action under any applicable Law relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Law relating to or affecting creditors’ rights generally. There is no Proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of their Affiliates, directors, officers or employees, involving any challenge to or seeking damages or other relief in connection with any of the transactions contemplated by this Agreement, the Acquisition Agreement or the other Transaction Documents or that may, to the Knowledge of the Company, have the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated by this Agreement, the Acquisition Agreement or the other Transaction Documents.

Section 3.11         Labor. Schedule 3.11 sets forth the names and titles of all of the Company’s executive officers as of the Effective Date. To the Knowledge of the Company, no current or former executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such currently employed executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance has not had and could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.12         Compliance with Laws; Permits. Except as set forth in the SEC Reports filed prior to January 1, 2016, or in each case as has not resulted in and could not reasonably be expected to result in a Material Adverse Effect, since December 31, 2014:

(a)          To the Knowledge of the Company, the operations and activities of the Company comply and have complied, in all material respects, with all applicable Laws and Permits;

(b)          To the Knowledge of the Company, the Company possesses all Permits that are required by Law to permit the operations and activities of the Company as currently conducted or operated; all such Permits are valid and are in full force and effect; all applications or notices required to have been filed for the renewal or extensions of such Permits have been duly filed on a timely basis with the appropriate Governmental Entity, and the Company has not been notified in writing that such renewals or extensions will be withheld or delayed.

(c)          To the Knowledge of the Company, except as set forth on Schedule 3.12(c), the Company has not received any written notice from any Governmental Entity or Third Party regarding (i) any violation of or failure to comply with, in any material respect, any Law or Permit, (ii) any withdrawal, suspension, cancellation, termination of, or modification to any Permit held by the Company or any employee of the Company, or (iii) any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action; and

(d)          To the Knowledge of the Company, no event has occurred that, with or without notice or lapse of time or both, could reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit.

Section 3.13         Title to Assets; Properties. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them except for unpatented mining claims and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries, and to the Knowledge of the Company the lessor(s), are in compliance.

Section 3.14         Reserve Reports. The Company has delivered or otherwise made available to Purchaser true and correct copies of all material written reports requested or commissioned by the Company or any Subsidiary and delivered to the Company or any Subsidiary in writing on or before the date of this Agreement estimating the Company’s and such Subsidiaries’ proved oil and gas reserves prepared by any unaffiliated person (each, a “Report Preparer”) concerning the oil and gas interests of the Company and such Subsidiaries as of December 31, 2014 (the “Company Reserve Reports”). The factual, non-interpretive data provided by the Company and the Subsidiaries to each Report Preparer in connection with the preparation of the Company Reserve Reports that was material to such Report Preparer’s estimates of the proved oil and gas reserves set forth in the Company Reserve Reports was, to the Knowledge of the Company, as of the time provided (or as modified or amended prior to the issuance of the Company Reserve Reports) accurate, and to the Knowledge of the Company there were no material errors in the assumptions and estimates provided by the Company and its Subsidiaries to any Report Preparer in connection with their preparation of the Company Reserve Reports. The Company’s internal proved reserve estimates prepared by management prior to the date of this Agreement and prior to the Closing, copies of which have been provided to Purchaser were not, taken as a whole, materially lower than the conclusions in such Company Reserve Reports. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Company Reserve Reports that has resulted in and could reasonably be expected to result in a Material Adverse Effect.

Section 3.15         Transactions with Affiliates and Employees. Except as set forth in the SEC Reports filed prior to January 1, 2016, none of the officers or directors of the Company or any Subsidiary and, to the Knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case involving an amount in excess of $120,000 other than for: (i) payment of salary for services rendered; (ii) reimbursement for expenses incurred on behalf of the Company; and (iii) other employee benefits, including Stock Awards under a Company Stock Plan.

Section 3.16         Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are applicable to the Company and are effective as of the date of this Agreement and as of the Effective Date, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Effective Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) for the Company and the Subsidiaries and designed such disclosure controls and procedures to provide reasonable assurance that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

Section 3.17         No Brokers. No broker, finder, investment banker, financial advisor or other person is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.18         Private Placement. Assuming the accuracy of Purchaser’s representations and warranties set forth in Article IV of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to Purchaser as contemplated hereby. The issuance and sale of the Securities does not contravene the rules and regulations of NASDAQ.

Section 3.19         Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

Section 3.20         Registration Rights. Except for any rights granted to Purchaser in the Transaction Documents, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

Section 3.21         Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the Company’s Current Report on Form 8-K filed with the Commission on July 14, 2015, the Company has not, in the twelve (12) months preceding the date hereof, received notice from NASDAQ to the effect that the Company is not in compliance with NASDAQ’s listing or maintenance requirements.

Section 3.22         Application of Takeover Protections. No poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision or arrangement is in effect, and no shares of the Company’s Series P Preferred Stock are issued and outstanding. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other anti-takeover provision under the Company’s Restated Articles of Incorporation, Bylaws, and the laws of the State of Wyoming including but not limited to the Wyoming Management Stability Act, that is or could become applicable to Purchaser as a result of Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and Purchaser’s ownership of the Securities.

Section 3.23         Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Purchaser pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has disclosed to Purchaser, in the SEC Reports filed prior to filed prior to January 1, 2016, and in this Agreement and the Acquisition Agreement (including the Disclosure Schedules), all information regarding the Company and its Subsidiaries material to Purchaser’s decision to purchase the Shares.

Section 3.24         No Integrated Offering. Assuming the accuracy of Purchaser’s representations and warranties set forth in Article IV of this Agreement, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with other offerings by the Company for purposes of the exemption of the offer and sale of the Securities to Purchaser from registration under the Securities Act and state securities laws, and any applicable shareholder approval provisions of NASDAQ.

Section 3.25         Accountants. Hein & Associates LLP, who have audited certain consolidated financial statements of the Company and its Subsidiaries are independent public accountants with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

Section 3.26         Company Stock Plans. All benefit, compensation and award plans administered by the Company that provide for the award of rights of any kind to receive shares of Common Stock or benefits measured in whole or in part by reference to shares of Common Stock (each a “Company Stock Plan”) are listed on Schedule 3.26 of the Disclosure Schedules. Each award granted by the Company under a Company Stock Plan (each a “Stock Award”) was granted (i) in accordance with the terms of the applicable Company Stock Plan and (ii) if applicable, with an exercise price at least equal to the fair market value of the Common Stock on the date such Stock Award would be considered granted under GAAP and applicable law. No Stock Award granted under a Company Stock Plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, Stock Awards prior to, or otherwise knowingly coordinate the grant or vesting of Stock Awards with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

Section 3.27         Tax Status. Except for matters that could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and to the Knowledge of the Company no basis for any such claim exists.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants as of the date hereof and as of the Closing to the Company as follows:

Section 4.1           Organization; Authority. Purchaser is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full right, corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action, as applicable, on the part of Purchaser, and no further action is required by Purchaser, its board of directors or its stockholder in connection herewith or therewith. Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 4.2           Absence of Conflicts. The execution and delivery of this Agreement by Purchaser does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the articles of incorporation or bylaws of Purchaser or (ii) conflict with or violate in any material respect any Law or Governmental Order applicable to Purchaser.

Section 4.3           Own Account. Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling the Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws).

Section 4.4           Purchaser Status. At the time Purchaser was offered the Shares, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) promulgated under the Securities Act.

Section 4.5           General Solicitation. Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

ARTICLE V
RESTRICTIONS ON TRANSFERS

Section 5.1           Resales. Purchaser agrees that the Securities may only be sold or transferred (i) pursuant to an effective registration statement under the Securities Act (including the Registration Statement (as defined in the Investor Rights Agreement)); (ii) pursuant to an exemption from registration under the Securities Act; or (iii) in a transaction not subject to the registration requirements of the Securities Act.

Section 5.2           Rule 144. Purchaser is aware of Rule 144 promulgated under the Securities Act (as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule, “Rule 144”) and the restrictions imposed thereby.

Section 5.3           Legends. Purchaser agrees to the imprinting, so long as is required by this Article V, of a legend on any of the certificates representing the Securities in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

Section 5.4           Legend Removal. The Company shall instruct the Transfer Agent, and shall cause its counsel to promptly issue a legal opinion to the Transfer Agent, to remove the legend set forth in Section 5.3, (i) following any sale of such Securities pursuant to an effective registration statement; (ii) following any sale of such Securities pursuant to Rule 144; and (iii) upon request by the holder of such Securities and upon delivery to the Company of appropriate representations as to the non-affiliate status of holder under Rule 144 when such Securities may be sold under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions.

ARTICLE VI
OTHER AGREEMENTS

Section 6.1           Acknowledgement of No Set Off. The Company acknowledges that its obligations under the Transaction Documents to issue the Conversion Shares pursuant to the Certificate of Designations are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of or any claim the Company may have against Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

Section 6.2           Survival.

(a)          All representations, warranties, covenants and obligations in this Agreement, the Disclosure Schedules, and any other document, certificate or instrument delivered pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated by this Agreement, subject to Section 6.2(b).

(b)          The Company will have liability pursuant to this Agreement with respect to any breach of a representation or warranty in this Agreement only if Purchaser notifies the Company of a claim in writing, specifying the factual basis of the claim in reasonable detail to the extent then known by Purchaser, on or before August 10, 2017, except for claims of breaches of the representations and warranties set forth in Sections 3.2, 3.3, 3.4, and 3.7, which shall survive indefinitely and as to which Purchaser may notify the Company at any time after the Effective Date.

Section 6.3           Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of NASDAQ such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

Section 6.4           Reservation and Listing of Securities.

(a)          The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance upon conversion of the Shares pursuant to the Certificate of Designations in such amount as may then be required to fulfill its obligations in full under the Certificate of Designations.

(b)          The Company shall take all steps necessary to (i) cause the Conversion Shares to be approved for listing or quotation on NASDAQ; (ii) provide to Purchaser at the Closing evidence of such approval for listing or quotation; and (iii) use its reasonable best efforts to maintain the listing or quotation of such Conversion Shares on NASDAQ or another national securities exchange.

Section 6.5           Securities Laws Disclosure; Publicity. The Company shall file all required Current Reports on Form 8-K relating to the transactions contemplated by the Transaction Documents, including all required exhibits thereto, with the Commission within the time required by the Exchange Act; provided that the Company shall submit a draft of such Form 8-K(s) to Purchaser and provide Purchaser with reasonable time to review and comment on such Form 8-K(s). The Parties shall consult with each other prior to issuing any press releases with respect to the transactions contemplated by the Transaction Documents, and neither Party shall issue any press release nor otherwise make any public statement with respect to the transactions contemplated by the Transaction Documents without the prior consent of the other Party, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Law or NASDAQ, in which case the disclosing Party shall provide the other Party with notice of such press release or public statement as promptly as possible. Notwithstanding anything else contained in this Section 6.5, except for any press releases or public statements regarding the transactions contemplated by the Transaction Documents made in connection with and immediately following the Closing, Purchaser shall not be required to consult with the Company regarding any press release or other public statement after the Closing.

Section 6.6           Integrated Agreements. The Parties acknowledge and agree that although this Agreement, the Acquisition Agreement and the other Transaction Documents are separate documents, they form an integrated contract and the closing of one is contingent upon and subject to the closing of all others. The Company will not issue, and Purchaser will not accept, the Shares if the Company is subject to any proceeding or action under any applicable Law relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Law relating to or affecting creditors’ rights generally, and if Purchaser does not accept the Shares, Purchaser shall not be obligated to close the Acquisition Agreement or the other Transaction Documents.

Section 6.7           Confidentiality    The Parties acknowledge and agree that the Confidentiality Agreement shall terminate at the Closing. From and after the Closing, the Company shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective representatives to hold, in confidence any and all information, whether written or oral, related to the Project and the Transaction Documents, except to the extent that the Company can show that such information (a) is generally available to and known by the public through no fault of the Company, any of its Affiliates or their respective representatives; or (b) is lawfully acquired by the Company, any of its Affiliates or their respective representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If the Company or any of its Affiliates or their respective representatives are compelled to disclose any such information by judicial or administrative process or by other requirements of Law, the Company shall promptly notify Purchaser in writing and shall disclose only that portion of such information which the Company is advised by its counsel in writing is legally required to be disclosed; provided, that the Company shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

ARTICLE VII
MISCELLANEOUS

Section 7.1           Fees and Expenses. Each Party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Shares to Purchaser.

Section 7.2           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, and the Confidentiality Agreement, taken together, are expressly intended by the Parties to be, shall be and constitute the Parties’ single, entire, non-severable, indivisible and integrated agreement, and none of the Parties would have entered into any of the Transaction Documents but for the totality of terms and provisions of the Transaction Documents and the Confidentiality Agreement. The Transaction Documents, together with the exhibits and schedules thereto, and the Confidentiality Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

Section 7.3           Notices. All notices, demands, and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered personally, or if mailed by certified mail, return receipt requested, postage prepaid, or sent by nationally recognized overnight carrier, as follows:

If to Purchaser:	Mt. Emmons Mining Company
Attention: Scott Statham, Deputy General Counsel
333 North Central Avenue
Phoenix, Arizona 85004-2189

with a copy to:	Jones Walker, L.L.P.
Attention: Dionne Rousseau
8555 United Plaza Boulevard, Suite 500
Baton Rouge, Louisiana 70809

If to the Company:	U.S. Energy Corp.
Attention: David Veltri
4643 S. Ulster Street, Suite 970
Denver, Colorado 80237

with a copy to:	Davis Graham & Stubbs LLP
Attention: John Elofson
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202

or to such other address and with such other copies as such Party may hereafter reasonably specify for the purpose by notice to the other Party. Each such notice, demand or other communication shall be effective upon delivery or refusal of delivery at the address specified in this Section 7.3.

Section 7.4           Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 7.5           Headings; Gender. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

Section 7.6           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser. Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to “Purchaser.”

Section 7.7           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

Section 7.8           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Wyoming, United States of America, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Wyoming or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Wyoming.

Section 7.9           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

Section 7.10         Remedies Cumulative. The rights and remedies of the Parties are cumulative and not alternative.

Section 7.11         Mutual Drafting. This Agreement is the mutual product of the Parties and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for or against any Party hereto.

Section 7.12         Legal Fees and Costs. In the event a Party elects to incur legal expenses to enforce or interpret any provision of this Agreement by judicial proceedings, the prevailing Party shall be entitled to recover such legal expenses, including reasonable attorneys’ fees, costs, and necessary disbursements at all court levels, in addition to any other relief to which such Party shall be entitled.

Section 7.13         Enforcement of Agreement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 7.14         Execution; Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

* * * * * * * * * *

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

COMPANY:

U.S. ENERGY CORP.

By:	/s/ David Veltri
Name:	David Veltri
Title:	Chief Executive Officer and President

PURCHASER:

MT. EMMONS MINING COMPANY

By:	/s/ William E. Cobb
Name:	William E. Cobb
Title:	Vice President

[Signature Page to Series A Convertible Preferred Stock Purchase Agreement]